Exhibit 10.1
                              EAGLE BROADBAND, INC.
                   2003 STOCK INCENTIVE AND COMPENSATION PLAN

                                   ARTICLE ONE
                               GENERAL PROVISIONS

I.       PURPOSE OF THE PLAN

         This 2003 Stock Incentive and Compensation Plan is intended to promote the interests of Eagle Broadband, Inc., a Texas corporation, by providing eligible persons in the Corporation's service (i.e., employees, directors, consultants, vendors, etc.) with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

         Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.      STRUCTURE OF THE PLAN

         The Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

III.     ADMINISTRATION OF THE PLAN

         A. The Board shall have sole and exclusive authority to administer the Stock Issuance Program with respect to Section 16 Insiders. Administration of the Stock Issuance Program with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in a Board committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any stock issuances for members of the Board must be authorized by a disinterested majority of the Board.

         B. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Stock Issuance Program and to make such determinations under, and issue such interpretations of, the provisions of those programs and any stock issuances thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Stock Issuance Program under its jurisdiction or any stock issuance thereunder.

         C. No member of the Board shall be liable for any act or omission made in good faith with respect to the Plan or any stock issuances under the Plan.

IV.      ELIGIBILITY

         A. The persons eligible to participate in the Stock Issuance Program are as follows: (i) Employees, (ii) directors, (iii) consultants, (iv) vendors,
(v) service providers, and (vi) other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

         B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, with respect to stock issuances under the Stock Issuance Program, which eligible persons are to receive such issuances, the time or times when the issuances are to be made, the number of shares to be issued to each Participant, the vesting schedule (if any) applicable to the issued shares and the consideration for such shares.

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V.       STOCK SUBJECT TO THE PLAN

         A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock initially reserved for issuance over the term of the Plan shall be 2,955,000 shares.

         B. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to the maximum number and/or class of securities issuable under the Plan. The adjustments determined by the Plan Administrator shall be final, binding, and conclusive.

                                   ARTICLE TWO
                             STOCK ISSUANCE PROGRAM

I.       STOCK ISSUANCE TERMS

         Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

         A.       PURCHASE PRICE.

                  1. The purchase price per share shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date, unless such price is approved by the Board.

                  2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance: (i) cash or check made payable to the Corporation, or (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

         B.       VESTING PROVISIONS.

     1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or the satisfaction of specified Service requirements.

     2. The Participant shall have full stockholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

     3. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock, which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

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     4. Outstanding share right awards under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained or satisfied. The Plan Administrator, however, shall have the discretionary authority to issue shares of Common Stock under one or more outstanding share right awards as to which the designated performance goals or Service requirements have not been attained or satisfied.

II.      SHARE ESCROW/LEGENDS

         Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE THREE
                                  MISCELLANEOUS

I.       TAX WITHHOLDING

         The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable income and employment tax withholding requirements.

II.      EFFECTIVE DATE AND TERM OF THE PLAN

         A. The Plan was adopted by the Board on March 11, 2003, and shall become effective on the Plan Effective Date.

         B. The Plan shall terminate upon the earliest to occur of March 11, 2013, or upon the issuance of all shares of Common Stock reserved for issuance under this Plan.

III.     AMENDMENT OF THE PLAN

         The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to unvested stock issuances at the time outstanding under the Plan unless the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

IV.      USE OF PROCEEDS

         Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

V.       REGULATORY APPROVALS

         A. The implementation of the Plan, and the issuance of any shares of Common Stock under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan.

         B. No shares of Common Stock shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of applicable securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange on which Common Stock is then listed for trading.

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VI.      NO EMPLOYMENT/SERVICE RIGHTS

         Nothing in the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

         The following definitions shall be in effect under the Plan:

         A. CODE shall mean the Internal Revenue Code of 1986, as amended.

         B. COMMON STOCK shall mean the Corporation's common stock.

         C. CORPORATION shall mean Eagle Broadband, Inc., a Texas corporation, and any corporate successor to all or substantially all of the assets or voting stock of Corporation which shall by appropriate action adopt the Plan.

         D. EMPLOYEE shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

         E. FAIR MARKET VALUE per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

                  1. If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange and published in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

                  2. If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market and published in THE WALL STREET JOURNAL. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

         F. PARENT shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         G. PARTICIPANT shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

         H. PLAN shall mean the Corporation's 2002 Stock Incentive Plan, as set forth in this document.

         I. PLAN ADMINISTRATOR shall mean the particular entity, whether the Board or a Board committee, which is authorized to administer the Stock Issuance Program with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under the program with respect to the persons under its jurisdiction.

         J. 1934 ACT shall mean the Securities Exchange Act of 1934, as amended.

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         K. SECTION 16 INSIDER shall mean an officer or director of the
Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

         L. SERVICE shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the stock issuance.

         M. STOCK EXCHANGE shall mean either the American Stock Exchange or the New York Stock Exchange.

         N. STOCK ISSUANCE PROGRAM shall mean the stock issuance program in effect under Article Two of the Plan.

         O. SUBSIDIARY shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

P. WITHHOLDING TAXES shall mean the applicable income and employment withholding taxes to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares.


                       Attested to by the Secretary of Eagle Broadband, Inc., as adopted by the Board of Directors, effective as of the 11th day of March 2003 (the "Effective Date").


                               /s/ Christopher W. Futer
                               -------------------------------------------------
                               Christopher W. (Jim) Futer
                               Corporate Secretary